Exhibit 99.1

Demand Media Announces Filing of Form 10 Registration Statement for Planned
Separation of Domain Name Services Business

A significant milestone in preparing Rightside Group to become an independent, public company

SANTA MONICA, Calif.—(BUSINESS WIRE)—January 13, 2014—  Demand Media, Inc. (NYSE: DMD), a leading media and domain name services company, today announced that its newly formed wholly owned subsidiary, Rightside Group, Ltd. (“Rightside”), has filed a Form 10 registration statement with the Securities and Exchange Commission in connection with the planned spin-off of Rightside as an independent  publicly traded company.  The filing marks an important step reached on Rightside’s path to becoming an independent company that will be one of the world’s largest pure-play, end-to-end domain name services providers.

“The Form 10 filing marks another key milestone for the planned separation and spin-off in 2014, as we have steadily been making progress in establishing Rightside as a leading player in the domain name services industry,” said Shawn Colo, Demand Media’s Interim President and Chief Executive Officer, who will also be a Director of Rightside following the separation.

In order to capitalize on the historic launch of new generic Top Level Domains (gTLDs) under the Internet Corporation for Assigned Names and Numbers (ICANN) program, Demand Media has made significant investments in its domain name services business, including securing interests in registry operator agreements or applications for more than 100 new gTLDs.  The new gTLDs create a new and better way to organize the Internet, greatly expand the inventory of domain name suffixes containing descriptive web addresses, and open new business opportunities for international adoption of native language web addresses.

These investments further strengthen Rightside’s existing business, with approximately 15 million domain names under management and a network of more than 20,000 active resellers and more than 225,000 retail customers. The new company will own and operate an ICANN-accredited registry (United TLD) and ICANN-accredited registrars providing services to wholesale customers through eNom and to retail customers through Name.com. It will also offer extensive aftermarket services for premium domain names, including domain name auction services through its NameJet joint venture.

“We are the world’s largest wholesale Internet domain name registrar and with our newly launched registry, we believe that we will become the exclusive operator of one of the largest portfolios of new gTLDs in the industry.  Our ability to provide a comprehensive platform for the discovery, registration, development, and monetization of domain names will enable us to fulfill Rightside’s mission to advance the way businesses and consumers define and present themselves online,” added Taryn Naidu, Demand Media’s Executive Vice President, Domain Name Services.

Demand Media previously announced that Taryn Naidu, who has led Demand Media’s domain name services business since 2011, will become Chief Executive Officer of Rightside, upon completion of the separation.  Additionally, Rightside executive management will include Tracy Knox as Chief Financial Officer, Wayne MacLaurin as Chief Technology Officer and Rick Danis as General Counsel. Dave Panos, who previously served as Demand Media’s Executive Vice President, Emerging Markets and is currently a consultant to Demand Media, will be appointed as Chairman of the Board of Directors of Rightside.

About Rightside

Rightside plans to inspire and deliver new possibilities for consumers and businesses to define and present themselves online. The company will be a leading provider of domain name services, offering one of the industry’s most comprehensive platforms for the discovery, registration, development, and monetization of domain names. This will include 15 million names under management, the most widely used domain name reseller platform, more than 20,000 distribution partners, an award-winning retail registrar, the leading domain name auction service through its NameJet joint venture and an interest in more than 100 new Top Level Domain registry operator agreements or applications. Rightside will be home to some of the most admired brands in the industry, including eNom, Name.com, United TLD and NameJet (in partnership with Web.com). Headquartered in Kirkland, WA, Rightside will have offices in North America, Europe and Australia.  For more information please visit www.rightside.co.

About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading digital media and domain services company that informs and entertains one of the internet’s largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers, individuals and businesses to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Statements containing words such as may, believe, anticipate, expect, intend, plan, project, and estimate or similar expressions constitute forward-looking statements.  Statements regarding Demand Media’s and Rightside’s future financial performance and plans for executing the spin-off are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Forward-looking statements involve risks and uncertainties including, among others: our ability to complete a separation of our business into two independent public companies and unanticipated developments that may delay or negatively impact such a transaction; the possibility that we may decide not to proceed with the separation of our business if we determine that alternative opportunities are more favorable to our stockholders; the possibility that we decide to separate our business in a manner or time frame different from that previously disclosed; the impact and possible disruption to our operations from pursuing the separation transaction; our ability to retain key personnel; the high costs we will likely incur in connection with a separation transaction, which we would not be able to recoup if such a transaction is not consummated; the expectation that the separation transaction will be tax-free; revenue and growth expectations for the two independent companies following the separation of our business; the ability of each business to operate as an independent entity upon completion of a separation; our ability to successfully pursue, acquire and operate new gTLD registries; the impact on our registry business given our limited experience in providing back-end infrastructure services to new and existing registries; the impact of any delays, limitations or even cancellations in introducing new gTLDs; changes to ICANN’s gTLD registry operator agreement and its governing policies that could adversely affect our registry business; our ability to successfully market and sell our gTLDs; the difficulty in predicting and developing consumer demand for new gTLDs; and uncertainties surrounding the timing and results of the review of the Form 10 registration statement by the Securities and Exchange Commission. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2012 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 5, 2013, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management’s

Discussion and Analysis of Financial Condition and Results of Operations. The Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

Contacts

Media Contact:
Jean Lin
Demand Media
(310) 319-6854
Jean.Lin@demandmedia.com

Investor Contact:
Julie MacMedan
Demand Media
(310) 917-6485
Julie.MacMedan@demandmedia.com